New Oriental Energy (OTCBB:NOEC)

Corporate Profile February 2007

Sector: Manufacturing
Industry: Specialty Chemical/ Alternative Energy

New Oriental Energy
Xicheng Industrial Zone,
Luoshan, Xinyang,
Henan, China 464200

Tel: 86-376-2169990
Fax: 86-376-2169211
Web Site:
www.neworientalenergy.com

Auditor:
Weinberg & Company, P.A.
Boca Raton, Florida

Transfer Agent:
Corporate Stock Transfer
Denver, CO

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(OTCBB:NOEC)

Fiscal Year End:	**March 31**
Share Price	**$4.45**
Market Cap	**$58.0 million**
F/D Shares Outstanding	12.64 million
Management Ownership	59%
Employees	1,000
FY 2006 Revenue	$30.1 Million
Net Income	$2.8 Million
Sept 30, 2006	**2Q06**
Revenue	$8.1M
Net Income	$753,191

New Oriental Energy and Chemical Corp. is an established and profitable specialty chemical manufacturer in China that is leveraging its core expertise in fertilizers to become an emerging manufacturer of alternative fuels, specifically Dimethyl Ether (DME), Methanol and Biodiesel. New Oriental is an expansion of the company formerly known as Luoshan Chemical Fertilizer Factory which was privatized by current management from the Chinese Government in 2003. Since its inception, the Company has received multiple government accolades for its core fertilizer products which has helped create an established brand name in the market. Management is utilizing the inherent operating synergies within the current fertilizer manufacturing processes to produce alternative fuels, such as DME and Methanol. DME and Methanol are quickly becoming an alternative to traditional petroleum diesel in a wide array of applications including: cars, trucks, buses, and home heating as they generate an overall higher energy output while reducing NOx emissions by 90% and are significantly cheaper as compared to traditional petrol diesel. Currently the Company is the largest producer of DME in the Henan province with 50,000 available tons of capacity and plans to expand to 150,000 tons by the second half of calendar 2007. New Oriental plans on utilizing the strong cash flow from the fertilizer business to further expand its portfolio of alternative energy products to also include Biodiesel, another viable alternative energy source. All sales currently are in China through the Company's primary network of distribution partners.

Investment Highlights

- In the second quarter of FY2007, ending September 30, 2006, revenues were $8.1M, yielding gross profits of $1.2 million and gross margins of 15%. Income from operations was $862,304 and operating margins were 10.6 percent. Net income was $753,191, yielding EPS of $0.06.
- For the first six months ending Sept 30, 2006 revenues were $17.5M, gross profits were $2.9M, net income was $1.5M, which means an EPS of $0.12.
- The use of DME as an alternative energy is supported by the Chinese government with the National Development and Reform Commission commenting "DME is expected to become a major fuel source suitable for China's energy structure" with plans to expand DME on an "accelerated schedule".



- The demand for DME in China greatly exceeds the existing supply. DME and Biodiesel represent only 1% of the total energy consumed creating a large market opportunity.
- DME can reduce harmful emissions by 90% as compared to petroleum, increase performance of diesel engines by 10 to 15% while also reducing external noise.
- China's plentiful access to coal and crops which are used to produce these alternative fuels are key to its expanded use.
- As a result of pressures from the IMF as well as the upcoming 2008 Beijing Olympics the government is highly incentivized to reduce toxic emissions and has recently committed substantial funds to support these efforts.


DME

- New applications such as generators, automobiles and light trucks are currently available to accommodate the use of DME and bio-diesel. Home heating applications have been the initial targets and DME has been used as a substitute for LNG (liquid natural gas)
- Experts predict that the demand for DME will be 7 to 10 million tons within the next five years with additional capacity expansion needed to meet growing demand.
- New Oriental Energy and Chemical currently has 50,000 tons of available DME production capacity and is the only Company in China's Henan Province that can produce substantial amounts of this product. The Company anticipates have 150,000 tons available by July 2008.
- In mid November the Company announced the expansion of its Urea capacity by over 30% annually to 200,000 tons. This expansion is expected to yield over $11 million in annual revenue.
- New Oriental Energy is strategically located on the shores of the Huaihe River in close proximity to critical shipping lines to both Beijing and Shanghai. DME, Biodiesel and Methanol are safe to transport and easy to disperse.


FY 2006 Revenue Breakdown
17%
1%
4%
78%
Core Chemical Products
Methanol
Liquified Ammonia
DME


FY 2005 Revenue Breakdown
18%
1%
81%
Core Chemical Products
Methanol
Liquified Ammonia

Large Established and Growing Market Create Drivers For DME and Biodiesel:



2005 Annual Oil Consumption (billions of barrels/ year)
1%
99%
Total China consumption = 2.5B barrels
DME and bio diesel

Source: Energy Information Administration



Cars
Buses
Trucks
Millions
0
20
40
60
80
100
120
140
2000
2005
2010
2015
2020
2025
2030
Year

Forecast of total Chinese vehicle population Source: Tsinghua University.

- China recently became the second largest consumer of oil in the world and has been a net oil importer since 1993.
- Diesel engines are expected to increase to over 50% of the engines used in China from 40% currently driving demand for DME and Biodiesel.
- DME is 28% cheaper than petrol diesel and 18% less than LNG. Methanol is half the cost of petrol diesel while Biodiesel is 17% less expensive. Given limited retrofitting for both home and vehicle use the return on investment proposition is high for potential users.
- Continued urbanization will necessitate a move toward bio friendly fuel alternatives as many cities are already exceeding international air quality standards.
- 15,000 of Shanghai's 19,000 buses are diesel powered with the switch to DME generating savings of approximately $37 million a year in fuel costs at the current petroleum diesel prices. Each bus would require only $1,200 of retrofitting to utilize DME. The government looks to expand the use of DME buses in the future.
- The Biodiesel sector is showing significant investor interest: "Chinese Biodiesel producer Gushan Group is pursuing a US$200 million initial public offering in Hong Kong this year and if successful will be the first Chinese Biodiesel firm to become a listed equity. Gushan Group has a Biodiesel production capacity of 140,000 tons from four production lines" (source—Reuters).
- Shandong Jiutai Chemical Industry Technology Co Ltd, the largest DME producer in China plans a US offering to finance construction of additional DME plants in China. Shandong Jiutai's production capacity of DME is expected to increase to 600,000 tons in 2006 (Source: Thomson Dialog NewsEdge).
- New Oriental Energy is well positioned to capitalize on these strong secular trends based on its expanding production capacity.

New Oriental Energy and Chemical Corp. Ltd's Manufacturing Capacity

Current Product Mix and Capacity	Additional Anticipated Capacity and New Products 2006-2010
150,000 Tons of Fertilizer Compound	**300,000 Tons of Fertilizer Compound**
50,000 Tons of DME	**200,000-600,000 Tons of DME**
100,000 Tons of Methanol	**200,000 Tons of Gas-Methanol**
150,000 Tons of Ammonia	**60,000-150,000 Tons of Synthesized Ammonia**
150,000 Tons of Liquified Ammonium	**300,000 Tons of Ammonia ash-agglomerating**
130,000 Tons of Carbamide	**50,000 Chloromethyl Propane**
40,000 Tons of Carbon-Ammonium	**300,000 Tons of Bio-diesel**
3,000 Kilowatt of Thermal Power per hour	**5 Megawatt Thermal Power Project**

Management Team

Chen Si Qiang, ***Chief Executive Officer***

- Mr. Chen has been a director of Far East Energy and Chemical since 2003. From 2000 to 2003, he served as the Chairman of the Board of Directors of Xinyang Hongchang Channel Gas Engineering Company Limited. From 1999 to 2000, Mr. Chen served as the Chairman to Xinyang City Channel Gas Company.

David Tang, ***Chief Financial Officer***

- Mr Tang has worked for Beijing Huanya Investment, where he spearheaded the execution of ChinaSoft International Limited's public listed in Hong Kong. He also successfully lead a huge M&A project that created the fourth largest electronic appliance company in China. The merger between Kanka Group and German's Grundig Corp. created a new company with total assets exceeding 12 billion US with annual production capacity of 10 million TV sets and 8 million cell phones. Mr. Tang worked in New York from 1991 through 2000 at CitiBank, Lehman Brothers, Merrill Lynch, and earned an MBA at NYU.

Wang Gui Quan, President

- Mr. Wang has been a director of Far East Energy and Chemical since 2003 and the General Manager and Secretary since October 2003. From May 1998 to September 2003, Mr. Wang was the Factory Director and Vice Secretary of Xixian Chemical Fertilizer.